SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]

Preliminary Proxy Statement

[   ]

Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]

Definitive Proxy Statement

[   ]

Definitive Additional Materials

[X]

Soliciting Material under §240.14a-12

EGL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[   ]

Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

The following is an electronic communication sent by James R. Crane, the Chief Executive Officer and Chairman of the Board of EGL, Inc. (the “Company”) on May 30, 2007 to employees of the Company:

Dear Valued EGL Associate:

EGL’s board announced on May 24th that it reached an agreement to sell the company to CEVA and had terminated the agreement with the management led group.  An acquisition by CEVA needs to be approved by regulators and shareholders.  It will take two to three months to close a transaction with CEVA.  We anticipate a close in August or September, assuming no other bidders make a superior offer before the transaction is final.

EGL management will stay intact and remains fully committed to our valued employees and customers.  We plan to do everything possible to enable a smooth and successful transition.  We intend to remain focused on the business and delivering outstanding service.  It is business as usual.

I understand that you have many questions and concerns.  I will make every effort to answer those questions directly.  Please submit your questions in writing via e-mail to Sherry Amberg; we will consolidate and answer promptly.

I greatly appreciate your hard work and dedication and rest assured I will do everything in my power to move the company forward in a positive way for our customers and employees.

Sincerely yours,

Jim Crane, CEO & Chairman

EGL Eagle Global Logistics

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed merger transaction (the “Merger”) with CEVA Group Plc and CEVA Texas Holdco Inc., the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032, telephone (281) 618-3100, or from the Company’s website, www.eaglegl.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Form 10-K/A filed on April 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

CAUTIONARY STATEMENTS

The statements included in this Current Report on Form 8-K regarding any transaction with CEVA and its affiliates (the “CEVA group”), EGL management staying intact, including the timing thereof, the likelihood that such transaction could be consummated, any future actions by the CEVA group, the effects of any transaction on EGL’s operations or otherwise, and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, market conditions, availability and terms of acquisition financing, satisfaction of closing conditions, actions by management, actions by the CEVA group and other factors detailed in risk factors and elsewhere in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.